UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2009

SouthWest Water Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA	90017-3782
(Address of principal executive offices)	(Zip Code)

(213) 929-1800
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2009, the Company received a Nasdaq Staff Deficiency Letter indicating that its common stock is subject to potential delisting as of May 21, 2009. The Company is not in compliance with Nasdaq Marketplace Listing Rule 5250(c)(1) due to its failure to timely file its quarterly reports on Form 10-Q for the quarters ended September 30, 2008 and March 31, 2009 as well as its annual report on Form 10K for the year ended December 31, 2008. The delay in filing results is due to the previously announced restatement of prior period financials.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination. In its determination letter, Nasdaq informed the Company that the hearing request will stay the delisting of the Company's common stock for an additional fifteen days, or until June 3, 2009. The Company, in its request for a hearing, will also request an additional stay until it is able to file all of its delinquent filings to regain compliance.

Item 8.01          Other Events

On May 14, 2009 a news release was issued announcing the receipt of a notice of potential delisting from Nasdaq.

The information contained in the news release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description
99.1	News release issued May 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General
Counsel and Corporate Secretary

Date:	May 14, 2009